UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 21, 2026

Angel Studios, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-41150	86-3483780
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

295 W Center St.
Provo, UT 84601

(Address of principal executive offices)

(760) 933-8437

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	ANGX	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07Submission of Matters to a Vote of Security Holders

On May 21, 2026, Angel Studios, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”), at which a quorum was present. At the Annual Meeting, the stockholders of the Company voted on the following two proposals: (1) to elect five directors to hold office until the Company’s next annual meeting of stockholders and until their respective successors are elected and qualified (“Proposal 1”); and (2) to ratify the appointment of Tanner LLP (“Tanner”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 (“Proposal 2”). Each of these proposals is described in greater detail in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 8, 2026. The final results of the voting on each proposal are set forth below.

Proposal 1 – Election of Directors

The Company’s stockholders elected the persons listed below as directors, to hold office until the Company’s next annual meeting of stockholders and until their respective successors are elected and qualified. The votes cast were as follows:

Nominees	For	Withheld	Broker Non-Votes
Neal Harmon	460,968,425	2,404,281	57,084,634
Steve Sarowitz	463,093,715	278,991	57,084,634
Robert C. Gay	462,737,252	635,454	57,084,634
Benton Crane	462,312,730	1,059,976	57,084,634
Katie Liljenquist	462,382,487	990,219	57,084,634

Proposal 2 – Ratification of the Appointment of the Independent Registered Public Accounting Firm

The Company’s stockholders approved Proposal 2. The votes cast were as follows:

For	Against	Abstain
519,551,386	309,577	596,377

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGEL STUDIOS, INC.

Date: May 22, 2026	By:	/s/ Scott Klossner
Scott Klossner
Chief Financial Officer